EXHIBIT 23.1
                                                                    ------------


Board of Directors
Pacific Biometrics, Inc.
Seattle, Washington



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our audit report dated October 3, 2006, on the financial statements of Pacific Biometrics, Inc., for the filing with and attachment to the Form 10-KSB for the year ended June 30, 2007, and for incorporation by reference in the Registration Statements of Pacific Biometrics, Inc. on Form S-8 (File Nos. 333-23497 and 333-109795).




/s/ Williams & Webster, P.S.
-------------------------------
Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington


October 5, 2007